                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 2000 relating to the financial statements, which appears on page 71 in the 1999 Annual Report to Shareholders of Union Planters Corporation, which is incorporated by reference in Union Planters Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP

April 26, 2000
Memphis, Tennessee